UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 4, 2005

Commission File Number: 0-17821

ALLION HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	11-2962027 (I.R.S. Employer Identification No.)

1660 Walt Whitman Road, Suite 105, Melville, NY 11747
(Address of principal executive offices)

Registrant’s telephone number, including area code: (631) 547-6520

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) Under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) Under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 1.01    Entry into a Material Definitive Agreement

On January 4, 2005, MOMS Pharmacy, Inc., a California corporation and wholly-owned subsidiary of Allion Healthcare Inc., a Delaware corporation, entered into a Stock Purchase Agreement with Michael Stone and Jonathan Spanier, who owned 100% of the stock of North American Home Health Supply, Inc., a California corporation. On the same day, MOMS Pharmacy acquired 100% of the stock of North American from Messrs. Stone and Spanier, in accordance with the terms of the Stock Purchase Agreement. Terms of the Stock Purchase Agreement are summarized in Item 2.01 below.

North American is engaged primarily in the pharmacy business in California. MOMS Pharmacy is engaged in the HIV/AIDS pharmacy business in California and is licensed to dispense prescriptions in all 50 states.

In the transaction, Messrs. Stone and Spanier received cash, promissory notes of MOMS Pharmacy and warrants to purchase 150,000 shares of common stock of Allion. The terms of the notes and the warrants are summarized in Items 2.03 and 3.02 below, respectively. In connection with the issuance of the warrants, Allion entered into a Registration Rights Agreement with Messrs. Stone and Spanier which gives the warrant holders the right to demand registration of the common stock issued or issuable upon exercise of the warrants, as discussed in Item 3.02 below.

Allion also unconditionally guaranteed the payment of the promissory notes by its MOMS Pharmacy subsidiary, pursuant to a Guaranty, dated January 4, 2005, in favor of Messrs. Stone and Spanier. Under the Guaranty, Allion is absolutely, irrevocably and unconditionally liable for the performance of each and every obligation of MOMS Pharmacy under the promissory notes, as discussed in Item 2.03 below.

The summaries of the agreements entered into in connection with the acquisition of North American set forth in this report on Form 8-K are qualified in their entirety by reference to the Stock Purchase Agreement, Guaranty, Form of Note and Form of Warrant that are attached as exhibits to this Form 8-K.

Item 2.01    Completion of an Acquisition or Disposition of Assets

On January 4, 2005, in accordance with the terms of the Stock Purchase Agreement discussed in Item 1.01 above, MOMS Pharmacy acquired 100% of the stock of North American for a combination of cash and securities, as follows:

•	$5,000,000 of cash paid at closing;
•	promissory notes of MOMS Pharmacy, due January 1, 2006, in the aggregate principal amount of $675,000;
•	promissory notes of MOMS Pharmacy, due January 1, 2007, in the aggregate principal amount of $700,000; and
•	warrants issued by Allion to purchase an aggregate of 150,000 shares of Allion common stock, at an exercise price of $6.26 per share.

The purchase price is subject to a post-closing adjustment based on the amount of North American’s working capital as of the closing date. The purchase price also is subject to reduction for changes in the Medi-Cal rules and regulations at any time after the closing date which result in reduced reimbursement payments to North American for any enteral or nutritional products it sold in 2004. Any purchase price reduction due to changes in the Medi-Cal rules and regulations will be payable solely by offset against the outstanding principal amounts of the promissory notes issued in the transaction.

The Stock Purchase Agreement contains customary representations and warranties from Allion, MOMS Pharmacy and Messrs. Stone and Spanier, including representations and warranties about North American’s business, assets, operations, and liabilities. The Stock Purchase Agreement also includes indemnifications by MOMS Pharmacy and Messrs. Stone and Spanier for losses resulting from breaches or misrepresentations under the Stock Purchase Agreement. Messrs. Stone and Spanier also indemnified MOMS Pharmacy for losses as a result of third-party claims that involve the operation of the North American business prior to January 4, 2005. The maximum aggregate amount that Allion and MOMS Pharmacy can recover from Messrs. Stone and Spanier under the indemnification for misrepresentations is generally $5,000,000 through January 4, 2006; thereafter, this limit declines to $2,500,000, and the indemnity for misrepresentations expires (except as to certain limited matters) in July 2006.

Under the Stock Purchase Agreement, Messrs. Stone and Spanier have agreed not to compete with Allion in this business in California for a period of five years. Messrs. Stone and Spanier also agreed to release all claims (known or unknown) either one may have had in the past or may have in the future against North American.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

As described in Item 2.01 above, Allion’s wholly-owned subsidiary, MOMS Pharmacy, issued one-year and two-year promissory notes to the former owners of North American as part of the consideration for the purchase of that business. The notes accrue interest at a rate of 2.78% per year. No principal or interest payments are due under the promissory notes prior to their maturity.

The notes become due and payable in full upon the occurrence of an event of default. An event of default occurs if (a) MOMS Pharmacy fails to make any payment of principal or interest when due and such default is not cured within five business days; or (b) MOMS Pharmacy or Allion becomes insolvent, has its assets placed in receivership, or becomes the subject of a bankruptcy, reorganization or similar proceeding. Following an uncured default, the interest rate on unpaid principal will increase to the rate then charged by Allion’s principal lender (currently 7.25%) plus 4%.

The notes are contractually subordinated to the borrowings under Allion’s bank credit facility. Payments under the notes cannot be made if there is an event of default under, or such payment is otherwise restricted by the terms of, the senior debt. Allion currently has no senior debt outstanding.

Item 3.02    Unregistered Sales of Equity Securities

As described in Item 2.01 above, as part of the consideration for the acquisition of the North American business, Allion issued to Messrs. Stone and Spanier warrants to purchase a total of 150,000 shares of Allion common stock at a per share exercise price of $6.26.

The exercise price and the number of shares covered by the warrants are subject to customary anti-dilution adjustments for dividends or distributions declared by Allion, stock splits or reclassification of shares, subscription rights, issuance of new securities exchangeable or convertible into Allion common stock or distributions of indebtedness or assets. In addition, in lieu of delivering the exercise price in cash, the holders of the warrants may elect to receive shares equal to the value of the warrant in which event the holder will receive the number of shares of Allion common stock equal to (a) the number of shares of common stock purchasable under the warrant, multiplied by (b) the then-current market value of one share of common stock minus the exercise price, divided by (c) the then-current market value of one share of common stock.

The warrants may be exercised at any time, in whole or in part, before January 1, 2010, at which time the warrants, to the extent not exercised, will expire and become null and void. Allion has agreed to reserve for issuance the number of shares of Allion common stock issuable upon exercise of the warrants. The warrants are not subject to call, cancellation or redemption by Allion. If Allion reclassifies, reorganizes, merges with another entity or sells all of its assets, Allion has agreed that as a condition precedent to any such transaction, it will cause effective provisions to be made so that the holders of the warrants will be entitled to exercise the warrants (as nearly as practicable) for the amount and type of consideration as would have been received if the warrants had been exercised in full immediately before the completion of such transaction.

Under the terms of a registration rights agreement with Allion, Messrs. Stone and Spanier have the right to demand that Allion register for sale to the public, at Allion’s expense, the common stock issued or issuable upon exercise of the warrants. If requested by Allion’s underwriters in connection with the filing of a registration statement by Allion, Messrs. Stone and Spanier have agreed to refrain from selling or otherwise transferring the warrants for a period of 180 days after the effective date of such registration statement. In addition, Allion agreed to indemnify Messrs. Stone and Spanier for losses arising out of any misrepresentation, misstatement or omission by Allion contained in any registration statement filed pursuant to the registration rights agreement.

The warrants and the common stock underlying the warrants are exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Securities Act.

Item 9.01    Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

Allion intends to provide the financial statements of North American for the periods specified in Rule 3-05 of Regulation S-X under cover of a Form 8-K/A within the time allowed for such filing by Item 9.01(a)(4) of this Form 8-K.

(b) Pro Forma Financial Information

Allion intends to provide the pro forma financial information required by Article 11 of Regulation S-X under cover of a Form 8-K/A within the time allowed for such filing by Item 9.01(b)(2) of this Form 8-K.

(c) Exhibits

3.1     Form of Warrant to purchase Allion common stock.

10.1    Stock Purchase Agreement by and among MOMS Pharmacy, Inc. and Michael Stone and Jonathan Spanier dated as of January 4, 2005.

10.2    Guaranty given by Allion Healthcare, Inc. to and for the benefit of Michael Stone and Jonathan Spanier dated as of January 4, 2005.

10.3    Form of Note issued to Michael Stone and Jonathan Spanier.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 10, 2005

Allion Healthcare, Inc.
By: /s/ James G. Spencer
James G. Spencer Chief Financial Officer, Secretary and Treasurer